Exhibit 99.1

Gulf Resources Announced First Quarter 2020 Results and Provided Business Update on Post Quarter Events

SHOUGUANG, China, May 20, 2020 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (NASDAQ:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt, specialty chemical products, and natural gas in China today announced results for the first quarter ended March 31, 2020 and provided a business update on events occurring after the end of the first quarter 2020.

Because of pollution issues, Chinese New Year, and circumstances related to the COVID-19 pandemic outbreak, the Company’s bromine facilities were closed for most time of the first quarter 2020.

•	On Nov. 25, 2019, the government of Shouguang City issued a notice ordering all bromine facilities in Shouguang City to temporarily stop production from December 16, 2019 to February 10, 2020 for environmental reasons.

•	Due to the COVID-19 outbreak, the Company received an approval dated on February 27, 2020 allowing the Company to resume its bromine production issued by Shouguang Comprehensive Coordination Group for Epidemic Prevention and Control.

•	In January 2020, the Company obtained an environmental protection assessment approval issued by the government of Shouguang City, Shandong Province for the proposed new Yuxin chemical factory.

•	On January 27, 2020, the Company completed a 1-for-5 reverse stock split of its issued and outstanding shares of common stock, which was effective for trading purposes as of the commencement of trading on January 28, 2020.

•	On February 12, 2020, the Company announced that it received a notice from The Nasdaq Stock Market LLC ("Nasdaq") on February 11, 2020 indicating that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Select Market.

•	On March 5, 2020, the Company received a governmental approval allowing the Company to resume production at bromine factories #1, #4, #7, and #9.

•	In the mid-March 2020, the Company began trial production at bromine factories #1 and #7.

Since the Company’s factories were closed for most time of the first quarter 2020, the Company generated relatively little revenue and sustained operating losses. For the first quarter 2020, ending March 31, 2020, Gulf Resources reported net revenue of $557,670 up from $38,570 in the same quarter of the previous year. The loss from operations was $4,835,429 compared to $6,396,030 in the same quarter of the previous year. The net loss after tax was $3,539,758 compared to $4,904,138 in the same quarter of the previous year. The net loss per share was $0.37 compared to $0.52 in the same quarter of the previous year.

Despite the closure of its facilities for 30 months in the past, the Company’s balance sheet for the first quarter 2020 remains strong. As of March 31, 2020,

•	The Company had cash of $93,632,690;

•	Cash per share was $9.84*;

•	Current assets were $96,207,226; and current liabilities were $2,476,301;

•	Working capital per share was $9.85;

•	Shareholder’s equity was $255,051,983; and

•	Book value per share was $26.80*.

Since the end of the first quarter 2020, the Company has made substantial progress in reopening its businesses.

•	Bromine factories #1 and #7 commenced commercial production on April 3, 2020.

•	Bromine factories #4 and #9 commenced commercial production on May 6, 2020. Because these two factories were not operational in 2019, their ramping up will be slower than that of factories #1 and #7.

•	The Company has been in discussions with the local government for the opening of bromine factories #2, #8, and #10. The Company is optimistic that it will receive approvals and will be able to open these factories by 2020.

•	The Company believes its bromine business will grow strong. To the Company’s knowledge, some of the bromine factories in China are still closed, and some of them may be closed permanently due to the strict measures being taken by the Chinese government in an effort to battle against environmental pollutions. The Company expects the demand and pricing for bromine to increase. While sales of some downstream products are down, bromine is increasingly being used as a disinfectant for humans and animals as well as in pharmaceutical intermediate products. The Company expects this trend will lead to increasing demand and strong pricing for bromine.

•	The Company is planning to begin construction of its new Yuxin Chemical factory in the second quarter 2020. Construction is expected to take approximately one year. It is expected that it will take additional 6 months to complete equipment installation and testing. The Company expects to begin trial production at the beginning of 2022. This factory will be expected to focus more on the higher margin pharmaceutical intermediate products. While this factory will be smaller than the combined two old factories, the Company expects it to make higher net profit margin.

•	On May 7, 2020, Petro China, the largest oil and gas producer and distributor in China, announced that it has discovered a huge natural gas belt found in China with an estimated reserve of over 1 trillion cubic meters. According to Petro China and news reported in major media, such as Xinhua Net and China.org.cn, this natural gas belt is located in Tianbao Township of Daying County (http://www.xinhuanet.com/english/2020-05/07/c_139038228.htm). This newly discovered natural gas belt is close to the Company’s current natural gas well site as well as its two additional registered sites. Gulf Resources believes this discovery could have a material positive impact on the Company. The Company believes that the government will more focus on finalizing the exploration planning for the township and the county.

•	On May 1, 2020, the Opinions of the Ministry of Natural Resources on Several Issues in Promoting the Reform of Mineral Resources Management (Trial), promulgated by the Ministry of Natural Resources of PRC on January 9, 2020 (the “Opinions”), came into effect. Pursuant to the Opinions, privately owned enterprises are allowed to participate in the oil and gas exploration and production. The Company believes its natural gas business will benefit from the Opinions.

Mr. Liu Xiaobin, the CEO of Gulf Resources, stated, “The past 30 months have been long and very difficult for our company as we had to close all of our facilities for the reasons outlined above. During this difficult time, we were hit by one of the most destructive typhoons in the history of China. When we were getting production back, we were adversely impacted by the coronavirus pandemic. Now, however, we can see real signs of progress.”

“We have four of our bromine facilities in commercial production,” Mr. Liu continued. “We are optimistic about the remaining three bromine factories. We have drilled more new wells and bought all new equipment. Now, we are about to start construction of our new chemical factory, which is being planned to focus more on higher margin pharmaceutical intermediate products, and Petro China has discovered one of the biggest natural gas belts in Chinese history in the same town that our existing natural gas well and two additional registered sites are located.”

“Despite the fact that all of our facilities closed for most time of the past 30 months and the cost of buying all new equipment and drilling more new wells, we are still in a strong financial position with $93.6 million in cash,” Mr. Liu continued. “We have enough capital to build our new chemical factory, reopen our remaining bromine and crude salt facilities, and drill our wells in Sichuan.”

“We look forward to returning to profitability in the near future,” Mr. Liu concluded. “We appreciate the support of our shareholders. Once we start construction on our chemical factory and get a better sense of timing for the approval of our remaining bromine factories, we will provide investors with further updates on our three-year plan for growth and profits. We are very optimistic about our future.”

(*These calculations are not audited and based on the number of shares outstanding of 9,517,427 shares as of March 31, 2020)

Conference Call

Gulf Resources management will host a conference call on Thursday, May 21, 2020 at 08:30 AM Eastern Time to discuss its financial results for the First quarter 2020 ended March 31, 2020.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 407-8031 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (201)689-8031, and please reference to “Gulf Resources” while dial in.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 05/21/2020 11:30 ET - 05/28/2020 11:30 ET. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 34940.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE INCOME(LOSS)
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended March 31,
	2020	2019

NET REVENUE
Net revenue	$557,670	$38,570

OPERATING EXPENSE
Cost of net revenue	(921,320)	(36,407)
Sales, marketing and other operating expenses	(2,243)	—
Direct labor and factory overheads incurred during plant shutdown	(3,610,423)	(4,293,022)
General and administrative expenses	(843,337)	(2,105,171)
Other operating income (loss)	(15,776)	—
	(5,393,099)	(6,434,600)

LOSS FROM OPERATIONS	(4,835,429)	(6,396,030)

OTHER INCOME (EXPENSE)
Interest expense	(35,428)	(38,824)
Interest income	74,656	135,579
LOSS BEFORE TAXES	(4,796,201)	(6,299,275)

INCOME TAX BENEFIT	1,256,443	1,395,137

NET LOSS	$(3,539,758)	$(4,904,138)

COMPREHENSIVE LOSS:
NET LOSS	$(3,539,758)	$(4,904,138)
OTHER COMPREHENSIVE INCOME (LOSS)
- Foreign currency translation adjustments	(4,515,359)	6,166,350

COMPREHENSIVE INCOME (LOSS)	$(8,055,117)	$1,262,212

LOSS PER SHARE:
BASIC	$(0.37)	$(0.52)
DILUTED	$(0.37)	$(0.52)

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	9,517,427	9,377,312
DILUTED	9,517,427	9,377,312

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	March 31, 2020 Unaudited	December 31, 2019 Audited
Current Assets
Cash	$93,632,690	$100,301,986
Accounts receivable	620,669	4,877,106
Inventories, net	674,978	690,087
Prepayments and deposits	1,278,330	1,332,970
Other receivable	559	559
Total Current Assets	96,207,226	107,202,708
Non-Current Assets
Property, plant and equipment, net	136,032,828	137,994,949
Finance lease right-of use assets	175,463	179,526
Operating lease right-of –use assets	8,551,066	8,817,884
Prepaid land leases, net of current portion	9,342,440	9,115,276
Deferred tax assets	16,804,875	15,940,642
Total non-current assets	170,906,672	172,048,277
Total Assets	$267,113,898	$279,250,985

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts and other payable and accrued expenses	$1,054,101	$1,106,048
Retention payable	—	3,805,483
Taxes payable-current	767,656	779,623
Finance lease liability, current portion	230,190	198,506
Operating lease liabilities, current portion	424,354	416,604
Total Current Liabilities	2,476,301	6,306,264
Non-Current Liabilities
Finance lease liability, net of current portion	1,876,522	1,905,772
Operating lease liabilities, net of current portion	7,709,092	7,931,849
Total Non-Current Liabilities	9,585,614	9,837,621
Total Liabilities	$12,061,915	$16,143,885
Commitment and Loss Contingencies

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 9,563,257 and 9,563,257 shares issued; and 9,517,427 and 9,517,427 shares outstanding as of March 31, 2020 and December 31, 2019, respectively	23,904	23,904
Treasury stock; 45,830 and 45,830 shares as of March 31, 2020 and December 31, 2019 at cost	(510,329)	(510,329)
Additional paid-in capital	95,043,388	95,043,388
Retained earnings unappropriated	156,268,642	159,808,400
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive loss	(20,007,166)	(15,491,807)
Total Stockholders’ Equity	255,051,983	263,107,100
Total Liabilities and Stockholders’ Equity	$267,113,898	$279,250,985

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended March 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,539,758)	$(4,904,138)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Interest on capital lease obligation	35,272	38,659
Depreciation and amortization	3,454,891	3,377,249
Unrealized exchange (gain) loss on translation of inter-company balances	(400,449)	503,228
Deferred tax asset	(1,256,443)	(1,395,137)
Common stock issued for services	—	21,600
Changes in assets and liabilities
Accounts receivable	4,245,576	(20,469)
Inventories	523	—
Prepayments and deposits	54,350	(35,157)
Other receivables	—	1,631
Accounts and Other payable and accrued expenses	(41,562)	2,509,573
Retention payable	—	(39,027)
Taxes payable	(18,999)	(377,581)
Prepaid land leases	(369,066)	—
Operating leases	38,022	55,843
Net cash provided by(used in) operating activities	2,202,357	(263,726)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property, plant and equipment	(7,416,211)	(2,528,111)
Net cash used in investing activities	(7, 416,211)	(2,528,111)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,455,442)	3,446,043
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,669,296)	654,206
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	100,301,986	178,998,935
CASH AND CASH EQUIVALENTS - END OF PERIOD	$93,632,690	$179,653,141

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$—	$—
Operating right-of-use assets obtained in exchange for lease obligations	$—	$8,241,818
SUPPLEMENTAL DISCLOSURE OF CASH NON-CASH INVESTING AND FINANCING ACTIVITIES
Par value of common stock issued upon cashless exercise of options	$—	$48